SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2006

WHOLE FOODS MARKET, INC.
(Exact name of registrant as specified in its charter)

Texas	0-19797	74-1989366
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 Bowie Street
Austin, Texas 78703
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (512) 477-4455

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 8.01.  Other Events.

             On March 6, 2006, we held our annual meeting of shareholders.  Results of the voting at the meeting are set forth below:

1.          To elect eight directors of the Company.

Name	For	Withheld

David W. Dupree	120,768,122	2,681,160
John B. Elstrott	112,823,946	10,625,336
Gabrielle E. Greene	116,143,104	7,306,178
Hass Hassan	104,931,123	18,518,159
John P. Mackey	117,371,283	6,077,999
Linda A. Mason	120,778,532	2,670,750
Morris J. Siegel	116,160,688	7,288,594
Ralph Z. Sorenson	108,947,736	14,501,546

All director nominees were duly elected.

2.          To ratify the appointment of Ernst & Young as independent auditors for the year ending September 24, 2006.

For	Against	Abstain

122,072,270	342,613	1,034,398

The motion was ratified.

3.          To amend and restate the articles of incorporation, reducing the affirmative vote required to take certain shareholder actions.

For	Against	Abstain

94,976,165	682,265	1,117,728

The amendment and restatement was duly approved.

4.          To consider a shareholder proposal regarding energy use.

For	Against	Abstain

7,554,788	77,497,818	11,723,052

The proposal was rejected.

5.          To consider a shareholder proposal regarding consumer and environmental exposure to endocrine disrupting chemicals.

For	Against	Abstain

8,514,709	76,566,492	11,694,456

The proposal was rejected.

6.          To consider a shareholder proposal regarding simple majority threshold for shareholder votes.

For	Against	Abstain

23,425,245	71,973,979	1,369,083

The proposal was rejected.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2006	WHOLE FOODS MARKET, INC.

	By:	/s/ Glenda Chamberlain.

Glenda Chamberlain
Executive Vice President and
Chief Financial Officer